Exhibit 99.1

JMP Group Reports Fourth Quarter and Fiscal Year 2017 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--February 14, 2018--JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and full fiscal year ended December 31, 2017.

  The net loss attributable to JMP Group under generally accepted accounting principles, or GAAP, was $1.4 million, or $0.06 per diluted share, compared to net income of $0.8 million, or $0.04 per share, for the quarter ended December 31, 2016. For the year ended December 31, 2017, the net loss was $15.9 million, or $0.74 per share, compared to net income of $2.9 million, or $0.13 per share, for the year ended December 31, 2016.
  Total net revenues on a GAAP basis were $30.3 million and $109.9 million for the quarter and year ended December 31, 2017, respectively, compared to $36.0 million and $135.0 million for the quarter and year ended December 31, 2016, respectively.
  Operating net income was $3.6 million, or $0.16 per diluted share, compared to $2.8 million, or $0.13 per share, for the quarter ended December 31, 2016. For the year ended December 31, 2017, operating net income was $4.3 million, or $0.20 per share, compared to $10.5 million, or $0.48 per share, for the year ended December 31, 2016. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section below titled “Non-GAAP Financial Measures.”
  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $34.2 million and $123.4 million for the quarter and year ended December 31, 2017, respectively, compared to $35.5 million and $130.2 million for the quarter and year ended December 31, 2016, respectively. For more information about adjusted net revenues, including a reconciliation to net revenues, see the section below titled “Non-GAAP Financial Measures.”

“We had a better-than-expected fourth quarter, with operating earnings of $0.16 per share, which, for the first time since 2016, included a positive contribution from net corporate income of $0.03 per share,” said Chairman and Chief Executive Officer Joe Jolson. “JMP Securities continued to produce at near-record levels, contributing $0.12 per share—an annualized ROE of 38%—and our asset management subsidiaries returned to profitability, adding $0.02 per share to operating earnings. Importantly, with net investment income of $0.09 per share at our publicly traded partnership, we covered our quarterly cash distribution for the first time in 2017.

“Early in 2017, our performance suffered from a depressed equity capital markets environment and from the turnover of our first two CLOs, which diminished asset management fee income and challenged us to redeploy a material amount of cash that was funded with 8% long-term debt. As the year progressed, our operating earnings improved steadily as we reinvested our capital back into our CLO business and U.S. ECM activity recovered. In a better environment, JMP Securities achieved impressive market share gains and grew its ECM revenues 83% year-over-year, while U.S. equity underwriting fees increased 27% across the industry.

“We are off to a good start in 2018, with record investment banking revenues for the month of January. Also, we recently priced the reset of CLO III, which we expect to close the week of February 19. We hope to execute on a new CLO around mid-year, which would complete the reinvestment of our capital in our credit business and would return our asset management segment to more consistent profitability.”

Segment Results of Operations

At JMP Securities, the broker-dealer segment, adjusted net revenues were $28.5 million, an increase of 39.3% from $20.5 million for the fourth quarter of 2016. JMP Securities’ operating margin on adjusted net revenues was 14.7%, compared to 4.3% for the fourth quarter of 2016. The asset management segment reported adjusted net revenues of $4.9 million, a decrease of 19.5% from $6.1 million for the fourth quarter of 2016. Together, these two segments represent JMP Group’s operating platforms.

JMP Group’s principal investment activities generate net investment income, which has historically more than covered corporate expenses and has contributed to operating earnings through net corporate income. However, after calling JMP Credit Advisors CLO I in December 2016 and redeeming capital from hedge funds managed by Harvest Capital Strategies during 2017, JMP Group operated with an unusually large investable cash balance throughout the year, resulting in net corporate expense of $2.5 million for 2017. However, for the fourth quarter, with a portion of the available cash redeployed in the second half of the year, the company reported net corporate income of $0.6 million, compared to $1.5 million for the fourth quarter of 2016.

A summary of JMP Group’s operating net income per share by segment for the quarter and year ended December 31, 2017, and for comparable prior periods, is set forth below.

	Quarter Ended			Year Ended
($ as shown)	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016
Broker-dealer	$0.12	$0.13	$0.02	$0.31	$0.05
Asset management	0.02	(0.00)	0.04	0.01	0.07
Operating platform EPS	0.13	0.13	0.06	0.31	0.13
Net corporate income	0.03	(0.02)	0.07	(0.12)	0.35
Operating EPS (diluted)	$0.16	$0.10	$0.13	$0.20	$0.48

Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $22.5 million and $77.3 million for the quarter and year ended December 31, 2017, respectively, compared to $13.6 million and $55.4 million for the quarter and year ended December 31, 2016, respectively.

A summary of the company’s investment banking revenues and transaction counts for the quarter and year ended December 31, 2017, and for comparable prior periods, is set forth below.

	Quarter Ended						Year Ended
	Dec. 31, 2017		Sept. 30, 2017		Dec. 31, 2016		Dec. 31, 2017		Dec. 31, 2016
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues
Equity and debt origination	21	$12,863	22	$15,639	15	$6,704	103	$53,355	54	$24,340
Strategic advisory and private placements	4	9,647	6	6,446	6	6,930	18	23,968	25	31,013
Total	25	$22,510	28	$22,085	21	$13,634	121	$77,323	79	$55,353

Brokerage

Net brokerage revenues were $6.0 million and $21.1 million for the quarter and year ended December 31, 2017, respectively, compared to $6.8 million and $23.8 million for the quarter and year ended December 31, 2016, respectively.

Total capital markets revenues, which consist of net brokerage revenues produced by the institutional equities division in addition to equity and debt origination revenues generated by the investment banking division, were $18.9 million and $74.5 million for the quarter and year ended December 31, 2017, respectively, compared to $13.5 million and $48.1 million for the quarter and year ended December 31, 2016, respectively.

Asset Management

Asset management fees were $4.0 million, compared to $7.8 million for the fourth quarter of 2016. For the year ended December 31, 2017, asset management fees were $18.0 million, including $2.5 million of incentive fees, compared to $26.8 million, including $10.5 million of incentive fees, for the year ended December 31, 2016.

Asset management-related fee revenues reflect asset management fees, net of non-controlling interests in HCAP Advisors, as well as certain fee revenues reported in the company’s financial statements as other income. Asset management-related fee revenues were $4.3 million and $18.5 million for the quarter and year ended December 31, 2017, respectively, compared to $8.4 million and $26.2 million for the quarter and year ended December 31, 2016, respectively. For more information about asset management-related fee revenues, see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at December 31, 2017, totaled $2.0 billion, including $1.1 billion of funds managed by Harvest Capital Strategies, JMP Asset Management and HCAP Advisors and $0.9 billion par value of loans and cash managed by JMP Credit Advisors. Client assets under management were $2.0 billion at September 30, 2017, and $2.2 billion at December 31, 2016. Including sponsored funds in which JMP Group owns an economic interest, client assets under management totaled $5.2 billion at December 31, 2017.

At December 31, 2017, private capital, including corporate credit, small business lending, venture capital and real estate-related investments, represented 52.2% of client assets under management, including sponsored funds.

Principal Transactions

Principal transactions generated a net realized and unrealized loss of $3.0 million, compared to a net realized and unrealized gain of $5.9 million for the fourth quarter of 2016. For the year ended December 31, 2017, principal transactions generated a net realized and unrealized loss of $6.6 million, compared to a net realized and unrealized gain of $16.2 million for the year ended December 31, 2016.

Adjusted principal transaction revenues exclude certain unrealized mark-to-market gains or losses, including those on JMP Group’s investment in Harvest Capital Credit Corporation, as well as unrealized losses derived from depreciation and amortization of real estate investment properties. Adjusted principal transaction revenues were -$14 thousand and $3.2 million for the quarter and year ended December 31, 2017, respectively, compared to $6.1 million and $18.5 million for the quarter and year ended December 31, 2016, respectively. For more information about adjusted principal transaction revenues, including a reconciliation to principal transaction revenues, see the section below titled “Non-GAAP Financial Measures.”

Net Interest Income

Net interest income was $2.1 million and $7.1 million for the quarter and year ended December 31, 2017, respectively, compared to $2.3 million and $14.0 million for the quarter and year ended December 31, 2016, respectively. The year-over-year declines were primarily due to materially lower average loan balances in 2017 resulting from the liquidation of JMP Credit Advisors CLO I in February 2017.

In addition, the fourth quarter of 2017 included $0.3 million of interest expense that will not recur. During the quarter, JMP Group issued 7.25% senior notes due 2027 and redeemed 7.25% senior notes due 2021. The company announced the redemption of the 2021 notes on November 28, 2017, and concluded the redemption on December 28, 2017. During the 30-day period in between, the company continued to pay interest to holders of the 2021 notes while also starting to pay interest to holders of the 2027 notes, which were priced on November 20, 2017. The interest paid on the 2021 notes during that period equaled $0.3 million. With the 2027 notes now outstanding and the 2021 notes now redeemed, there will not be a quarter in the future during which JMP Group recognizes interest expense from both securities.

Provision for Loan Losses

The net loan loss provision for the quarter was $0.9 million and was primarily general in nature, not reflective of specific loans deemed to be impaired.

Early Retirement of Debt

In the second quarter of 2017, JMP Credit Advisors elected to redeem the outstanding notes issued by JMP Credit Advisors CLO II and to contribute the loans that had been underlying that structure to a newly formed collateralized loan obligation, JMP Credit Advisors CLO IV. The redemption of the debt associated with JMP Credit Advisors CLO II accelerated the amortization of remaining capitalized issuance costs of $5.5 million.

In the fourth quarter of 2017, JMP Group redeemed 7.25% senior notes due 2021. The redemption of the notes accelerated the amortization of remaining capitalized issuance costs of $0.8 million. Additionally, non-recurring interest expense of $0.3 million resulted from debt service on the 2021 notes prior to their redemption in the fourth quarter but following the issuance of 7.25% senior notes due 2027, as described above in the section titled “Net Interest Income.”

Expenses

Compensation and Benefits

Compensation and benefits expense was $21.5 million, compared to $31.0 million for the fourth quarter of 2016. With regard to annually awarded compensation, a concept which adjusts compensation expense related to share-based awards and deferred compensation, compensation and benefits expense was 64.3% of adjusted net revenues, compared to 73.2% for the fourth quarter of 2016. Further excluding specific loan loss provisions and compensation expense related to hedge fund incentive fees, the compensation ratio was 63.8%, compared to 69.5% for the fourth quarter of 2016.

For the year ended December 31, 2017, compensation and benefits expense was $90.6 million, compared to $101.2 million for the year ended December 31, 2016. With regard to annually awarded compensation, compensation and benefits expense was 71.7% of adjusted net revenues, compared to 71.5% for the year ended December 31, 2016. Further excluding specific loan loss provisions and compensation expense related to hedge fund incentive fees, the compensation ratio was 69.8%, compared to 68.9% for the year ended December 31, 2016.

For more information about compensation ratios, see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $7.9 million and $31.4 million for the quarter and year ended December 31, 2017, respectively, compared to $7.6 million and $30.9 million for the quarter and year ended December 31, 2016, respectively.

Share Repurchase Activity

During the quarter ended December 31, 2017, JMP Group repurchased 78,749 shares of its common stock at an aggregate cost of $0.4 million, or $5.38 per share. As of January 1, 2018, 1,000,000 shares were eligible for repurchase during the upcoming year under the company’s most recent repurchase authorization, which was announced on December 13, 2017.

Personnel

At December 31, 2017, the company had 230 full-time employees, compared to 230 at September 30, 2017, and 228 at December 31, 2016.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) reverses the general loan loss provision taken with regard to certain CLOs, (ii) excludes the impact of the early retirement of debt issued by JMP Group and a CLO, (iii) reverses net unrealized mark-to-market gains or losses on investments related to deferred compensation, (iv) reverses unrealized losses derived from depreciation and amortization of real estate investment properties, (v) reverses net unrealized gains or losses on strategic equity investments and warrants, and (vi) excludes non-controlling interests in various sources of revenue that are consolidated according to GAAP. In particular, adjusted net revenue adjusts for:

  the non-specific loss provision recorded with regard to loans held by JMP Credit Advisors CLO II (while outstanding), JMP Credit Advisors CLO III, JMP Credit Advisors CLO IV and JMP Credit Advisors CLO V and to loans held for investment, which is required by GAAP;
  one-time expenses associated with the redemption of senior notes due 2021 and of debt underlying JMP Credit Advisors CLO II and the resulting acceleration of the amortization of remaining capitalized issuance costs for each;
  unrealized mark-to-market gains or losses on investments in the company’s hedge funds that are made on behalf of employees who opt for such investments under the terms of their deferred compensation agreements; any gains or losses will accrue to the individual employee once the deferred compensation is released to that individual;
  depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  non-controlling interests in revenues generated by consolidated entities, including HCAP Advisors and CLOs managed by JMP Credit Advisors.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter and year ended December 31, 2017, and for comparable prior periods, is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016

Revenues:
Non-interest revenues	$29,875	$30,308	$34,336	$113,231	$122,569
Net interest income	2,095	2,089	2,294	7,109	13,994
Early retirement of debt	(775)	-	-	(6,107)	-
Provision for loan losses	(875)	(368)	(606)	(4,363)	(1,586)
Total net revenues	30,320	32,029	36,024	109,870	134,977

Add back/(subtract):
General loan loss (reversal)/provision – collateralized loan obligations	680	(136)	349	1,377	240
Early retirement of debt	1,067	-	-	6,499	-
Unrealized mark-to-market (gain)/loss – deferred compensation	(6)	(122)	(276)	31	(382)
Unrealized loss – real estate-related depreciation and amortization	1,173	2,571	1,718	7,645	4,241
Unrealized mark-to-market loss/(gain) – strategic equity investments and warrants	1,816	(191)	(1,211)	2,113	(1,540)
Non-controlling interests	(826)	(1,202)	(1,115)	(4,102)	(7,379)

Adjusted net revenues	$34,224	$32,949	$35,489	$123,433	$130,157

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that (i) excludes the non-controlling interest in asset management subsidiary HCAP Advisors and in certain collateralized loan obligations and (ii) includes certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income.

A statement of JMP Group’s asset management-related fee revenues for the quarter and year ended December 31, 2017, and for comparable prior periods, is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016

Base management fees:
Revenues reported as asset management fees	$3,463	$3,941	$3,851	$15,548	$16,285
Non-controlling interests	(122)	(152)	(337)	(782)	(1,418)
Total base management fees	3,341	3,789	3,514	14,766	14,867

Incentive fees:
Revenues reported as asset management fees	508	73	3,983	2,501	10,506
Non-controlling interests	-	-	43	(128)	(582)
Total incentive fees	508	73	4,026	2,373	9,924

Other income:
Total fundraising and other fees	430	282	872	1,352	1,408

Asset management-related fee revenues	$4,279	$4,144	$8,412	$18,491	$26,199

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Adjusted Principal Transaction Revenues

Adjusted principal transaction revenue is a non-GAAP financial measure that reverses (i) net unrealized gains and losses related to deferred compensation, (ii) unrealized losses derived from depreciation and amortization of real estate investment properties, and (iii) net unrealized gains and losses on strategic equity investments and warrants, in keeping with the calculation of adjusted net revenue, as detailed above.

A summary of the company’s principal transaction revenues for the quarter and year ended December 31, 2017, and for comparable prior periods, is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016

Hedge fund investments	$832	$687	$200	$2,001	$272
Investment in Harvest Capital Credit Corporation	(1,816)	191	1,211	(2,113)	$1,525
Other principal investments	(2,013)	(2,269)	4,446	(6,493)	14,384
Total principal transaction revenues	(2,997)	(1,391)	5,857	(6,605)	16,181

Add back/(subtract):
Unrealized mark-to-market (gain)/loss – deferred compensation	(6)	(122)	(276)	31	(382)
Unrealized loss – real estate-related depreciation and amortization	1,173	2,571	1,718	7,645	4,241
Unrealized mark-to-market (gain)/loss – strategic equity investments and warrants	1,816	(191)	(1,211)	2,113	(1,540)
Total operating adjustments	2,983	2,258	231	9,789	2,319

Total adjusted principal transaction revenues	($14)	$867	$6,088	$3,184	$18,500

Company management utilizes adjusted principal transaction revenue because it is a component of adjusted net revenue. The exclusion of certain elements of principal transaction revenues, as presented above, results in an adjusted measure that is included as “Principal transactions” among JMP Group’s revenues in the non-GAAP presentation of segment results of operations that appears below. Management believes that adjusting principal transaction revenues and total revenues in these ways is useful in that it allows for a clearer understanding and comparison of JMP Group’s financial results for the periods presented.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As utilized by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that employs adjusted net revenues as the denominator in its calculation. Furthermore, this ratio adjusts the financial impact of certain compensation-related and transaction-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to share-based awards, deferred compensation and non-controlling interests (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented). In addition, the company presents a further adjusted compensation ratio that excludes any compensation related to incentive fees generated by hedge funds, a majority of which is passed through to the funds’ investment teams if earned, as well as any specific loan loss provisions.

A statement of JMP Group’s compensation ratio for the quarter and year ended December 31, 2017, and for comparable prior periods, is set forth below.

	Quarter Ended			Year Ended
($ in thousands)	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016

Compensation Ratio

Adjusted net revenues	$34,224	$32,949	$35,489	$123,433	$130,157

Compensation and benefits	$21,537	$24,563	$30,960	$90,550	$101,233
Subtract/(add back):
Compensation expense – stock options and SARs	(188)	54	483	(334)	1,253
Compensation expense – RSUs	213	206	233	954	746
Compensation expense – deferred compensation	(811)	436	3,742	457	4,788
Unrealized mark-to-market gain/(loss) – deferred compensation	6	122	276	(31)	382
Compensation expense – non-controlling interest	296	263	262	1,058	1,018
Adjusted compensation and benefits	$22,021	$23,482	$25,964	$88,446	$93,046

Adjusted ratio of compensation expense to revenues	64.3%	71.3%	73.2%	71.7%	71.5%

Compensation Ratio Excluding Incentive Fees and Loss Provision

Adjusted net revenues	$34,224	$32,949	$35,489	$123,433	$130,157
Subtract/(add back):
Compensation expense – hedge fund incentive fees	270	61	4,055	1,802	9,163
Specific loan loss provision	(128)	(593)	(81)	(2,543)	(876)
Adjusted net revenues, excluding hedge fund incentive fees and specific loss provision	$34,082	$33,481	$31,515	$124,174	$121,870

Adjusted compensation and benefits	$22,021	$23,482	$25,964	$88,446	$93,046
Subtract:
Compensation expense – hedge fund incentive fees	270	61	4,055	1,802	9,163
Adjusted compensation and benefits, excluding hedge fund incentive fees	$21,751	$23,421	$21,909	$86,644	$83,883

Adjusted ratio of compensation expense to revenues, excluding hedge fund incentive fees and specific loss provision	63.8%	70.0%	69.5%	69.8%	68.8%

Company management has utilized compensation ratios, adjusted in the manners described above, to assess JMP Group’s personnel expenses as they relate to its revenues for the periods presented. Management believes that adjusted compensation ratios provide useful information by including or excluding certain expenses as a means of representing the company’s ongoing personnel costs resulting from its core business activities. Management also believes that compensation ratios are useful measures because they allow and facilitate meaningful comparisons of the company’s personnel expenses in a given period to those in prior and future periods.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to share-based awards and deferred compensation, (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) excludes the impact of the early retirement of debt issued by JMP Group and a CLO, (iv) excludes transaction costs related to JMP Credit Advisors CLO II, JMP Credit Advisors CLO III and a total return swap, (v) excludes amortization expense related to JMP Credit Advisors CLO III, (vi) reverses unrealized losses derived from depreciation and amortization of real estate investment properties, (vii) reverses net unrealized gains and losses on strategic equity investments and warrants, and (viii) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years, less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the non-specific loss provision recorded with regard to loans held by JMP Credit Advisors CLO II (while outstanding), JMP Credit Advisors CLO III, JMP Credit Advisors CLO IV and JMP Credit Advisors CLO V and to loans held for investment, which is required by GAAP;
  one-time expenses associated with the redemption of senior notes due 2021 and of debt underlying JMP Credit Advisors CLO II and the resulting acceleration of the amortization of remaining capitalized issuance costs for each;
  one-time transaction costs related to a restructuring of CLO portfolios that included the redemption of notes issued by JMP Credit Advisors CLO II, the refinancing of notes issued by JMP Credit Advisors CLO III, and the termination of a total return swap in the second quarter;
  amortization expense related to an intangible asset resulting from the repurchase of a portion of the equity of JMP Credit Advisors CLO III;
  depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 38% at the taxable direct subsidiary of parent company JMP Group, while applying a tax rate of 0% to the company’s other direct subsidiary, which is a “pass-through entity” for tax purposes.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and year ended December 31, 2017, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016

Net (loss)/income attributable to JMP Group	($1,400)	($1,235)	$789	($15,910)	$2,926

Add back/(subtract):
Income tax expense/(benefit)	1,913	1,113	(3,855)	1,744	(4,648)
Income/(loss) before taxes	513	(122)	(3,066)	(14,166)	(1,722)

Add back/(subtract):
Compensation expense – stock options and SARs	(188)	54	483	(334)	1,253
Compensation expense – RSUs	213	206	233	954	746
Compensation expense – net deferred compensation	(811)	436	3,742	457	4,788
General loan loss provision/(reversal) – collateralized loan obligations	680	(136)	349	1,377	240
Early retirement of debt	1,067	-	-	6,499	-
Restructuring costs – CLO portfolios	15	14	-	315	-
Amortization of intangible asset – CLO III	69	69	138	276	138
Unrealized loss – real estate-related depreciation and amortization	1,173	2,571	1,718	7,645	4,241
Unrealized mark-to-market loss/(gain) – strategic equity investments and warrants	1,816	(191)	(1,211)	2,113	(1,540)
Operating income before taxes	4,547	2,901	2,386	5,136	8,144

Income tax (expense)/benefit	(983)	(610)	452	(805)	2,316
Operating net income	$3,564	$2,291	$2,838	$4,331	$10,460

Operating net income per share:
Basic	$0.17	$0.11	$0.13	$0.20	$0.50
Diluted (1)	$0.16	$0.10	$0.13	$0.20	$0.48

Weighted average shares outstanding:
Basic	21,568	21,525	21,071	21,579	21,105
Diluted (1)	22,017	22,058	22,018	21,980	21,765
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter and year ended December 31, 2017, was 21,567,723 and 21,579,107, respectively, equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for these periods. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter year ended December 31, 2016, periods in which there was net income, was 22,024,335 and 21,841,293, respectively.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting presentation of adjusted net revenues excludes (i) the general loan loss provision taken with regard to certain CLOs, (ii) the impact of the early retirement of debt associated with JMP Credit Advisors CLO II, (iii) unrealized mark-to-market gains or losses on investments related to deferred compensation, (iv) unrealized losses derived from depreciation and amortization of real estate investment properties, (v) net unrealized gains and losses on strategic equity investments and warrants, and (vi) non-controlling interests in various sources of revenue that are consolidated according to GAAP. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to share-based awards and deferred compensation. Expenses derived from non-controlling interests in entities that are consolidated according to GAAP have also been reversed. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed for JMP Group’s taxable subsidiary, based on the company’s best estimation of the subsidiary’s average rate of taxation over the long term.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended December 31, 2017, is set forth below.

	Quarter Ended December 31, 2017
				Net
	Broker-	Asset	Operating	Corporate	Elimin-	JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Platforms	Income	ations	Group

Revenues:
Investment banking	$22,516	-	$22,516	-	($7)	$22,509
Brokerage	6,002	-	6,002	-	-	6,002
Asset management-related fees	7	$4,923	4,930	$194	(845)	4,279
Principal transactions	-	-	-	(14)	-	(14)
Gain on sale and payoff of loans	-	-	-	(251)	-	(251)
Net dividend income	-	-	-	370	-	370
Net interest income	-	-	-	1,457	-	1,457
Provision for loan losses	-	-	-	(128)	-	(128)
Adjusted net revenues	28,525	4,923	33,448	1,628	(852)	34,224

Expenses:
Non-interest expense/(income)	24,338	4,353	28,691	1,831	(845)	29,677
Operating income/(loss) before taxes	4,187	570	4,757	(203)	(7)	4,547

Income tax expense/(benefit)	1,591	217	1,808	(825)	-	983
Operating net income/(loss)	$2,596	$353	$2,949	$622	($7)	$3,564

Operating net income/(loss) per share:
Basic	$0.12	$0.02	$0.14	$0.03	($0.00)	$0.17
Diluted	$0.12	$0.02	$0.13	$0.03	($0.00)	$0.16

A statement of JMP Group’s operating net income on a segment basis for the year ended December 31, 2017, is set forth below.

	Year Ended December 31, 2017
				Net
	Broker-	Asset	Operating	Corporate	Elimin-	JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Platforms	Income	ations	Group

Revenues:
Investment banking	$77,329	-	$77,329	-	($7)	$77,322
Brokerage	21,129	-	21,129	-	-	21,129
Asset management-related fees	11	$19,888	19,899	$2,021	(3,429)	18,491
Principal transactions	-	-	-	3,186	-	3,186
Gain on sale and payoff of loans	-	-	-	892	-	892
Gain on repurchase of asset-backed securities issued	-	-	-	210	-	210
Net dividend income	-	-	-	1,189	-	1,189
Net interest income	-	-	-	3,557	-	3,557
Provision for loan losses	-	-	-	(2,543)	-	(2,543)
Adjusted net revenues	98,469	19,888	118,357	8,512	(3,436)	123,433

Expenses:
Non-interest expense/(income)	87,572	19,699	107,271	14,455	(3,429)	118,297
Operating income/(loss) before taxes	10,897	189	11,086	(5,943)	(7)	5,136

Income tax expense/(benefit)	4,142	72	4,214	(3,409)	-	805
Operating net income/(loss)	$6,755	$117	$6,872	($2,534)	($7)	$4,331

Operating net income/(loss) per share:
Basic	$0.31	$0.01	$0.32	($0.12)	($0.00)	$0.20
Diluted	$0.31	$0.01	$0.31	($0.12)	($0.00)	$0.20

Book Value per Share

At December 31, 2017, JMP Group’s book value per share was $4.43. Adding back accumulated depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting reflects the reversal of that expense in the calculation of adjusted net revenues, adjusted principal transaction revenues and operating net income. Likewise, adding back the accumulated general loan loss provision related to collateralized loan obligations reflects the reversal of that provision in the calculation of adjusted net revenues and operating net income. Such reversals result in an adjusted book value per share of $5.23, as set forth below.

(in thousands, except per share amounts)	Dec, 31, 2017	Sept. 30, 2017	Dec. 31, 2016

Shareholders' equity	$96,308	$100,710	$119,377

Accumulated unrealized loss – real estate-related depreciation and amortization	$11,950	$10,777	$4,304
Accumulated general loan loss provision – collateralized loan obligations	5,458	4,778	4,080
Adjusted shareholders' equity	$113,716	$116,265	$127,761

Book value per share	$4.43	$4.69	$5.56
Adjusted book value per share	$5.23	$5.42	$5.95

Basic shares outstanding	21,729	21,461	21,457

Quarterly operating ROE (1)	14.5%	8.9%	9.4%
LTM operating ROE (1)	4.0%	3.2%	8.6%

Quarterly adjusted operating ROE (1)	12.4%	7.8%	8.9%
LTM adjusted operating ROE (1)	3.6%	2.9%	8.2%
(1)	Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. Adjusted operating ROE equals operating net income divided by average adjusted shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section above titled “Operating Net Income.”

Company management utilizes adjusted book value on a total and per share basis, adjusted in the manner described above, as an additional means of evaluating JMP Group’s efforts to retain earnings and build shareholders’ equity. Management believes that adjusted book value per share provides useful information by excluding non-cash expenses related to real estate investments that otherwise obscure the company’s increases and decreases in net worth as a result of its core business activities. Management also believes that adjusted book value allows for a better comparison of shareholders’ equity and the return on that equity in a given period to those in prior and future periods.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2016, as filed with the U.S. Securities and Exchange Commission on March 14, 2017, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2016, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Disclosure Information

JMP Group uses the investor relations section of its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the company’s website in addition to its press releases, SEC filings, and investor conference calls and webcasts.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EST on Thursday, February 15, 2018. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 2786428.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund, venture and private capital, and credit management activities through Harvest Capital Strategies, JMP Asset Management and JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC
Consolidated Statements of Financial Condition
(Unaudited)
(in thousands)	Dec. 31, 2017	Dec. 31, 2016

Assets

Cash and cash equivalents	$87,771	$85,492
Restricted cash and deposits	51,727	227,656
Marketable securities owned, at fair value	20,825	18,722
Other investments	27,816	32,869
Loans held for sale, at fair value	-	32,488
Loans held for investment, net of allowance for loan losses	83,948	1,930
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	765,583	654,127
Cash collateral posted for total return swap	-	25,000
Deferred tax assets	5,954	7,942
Other assets	32,834	39,604
Total assets	$1,076,458	$1,125,830

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$7,919	$4,747
Accrued compensation	43,131	36,158
Asset-backed securities issued, net of issuance costs	738,248	825,854
CLO V warehouse facility	61,250	-
Bond payable, net of issuance costs	93,103	91,785
Deferred tax liability	2,188	3,872
Other liabilities	20,905	28,120
Total liabilities	966,744	990,536

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	96,308	119,377
Non-redeemable non-controlling interest	13,406	15,917
Total equity	109,714	135,294
Total liabilities and shareholders' equity	$1,076,458	$1,125,830

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended		Year Ended
(in thousands, except per share amounts)	Dec. 31, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016

Revenues:
Investment banking	$22,509	$13,634	$77,322	$55,353
Brokerage	6,002	6,834	21,129	23,755
Asset management fees	3,971	7,833	18,049	26,791
Principal transactions	(2,997)	5,856	(6,605)	16,182
(Loss)/gain on sale and payoff of loans	(411)	(957)	797	(1,918)
Net dividend income	371	263	1,188	999
Other income	430	873	1,351	1,407
Non-interest revenues	29,875	34,336	113,231	122,569

Interest income	11,496	10,787	41,159	46,784
Interest expense	(9,401)	(8,493)	(34,050)	(32,790)
Net interest income	2,095	2,294	7,109	13,994

Loss on repurchase or early retirement of debt	(775)	-	(6,107)	-
Provision for loan losses	(875)	(606)	(4,363)	(1,586)
Total net revenues	30,320	36,024	109,870	134,977

Non-interest expenses:
Compensation and benefits	21,537	30,960	90,550	101,233
Administration	1,465	1,384	7,464	7,024
Brokerage, clearing and exchange fees	921	802	3,209	3,110
Travel and business development	1,299	1,223	4,034	4,771
Communications and technology	1,158	1,079	4,308	4,172
Occupancy	1,079	1,048	4,418	3,901
Professional fees	1,298	1,154	4,407	4,399
Depreciation	271	312	1,162	1,280
Other	417	621	2,410	2,273
Total non-interest expense	29,445	38,583	121,962	132,163

Net income/(loss) before income tax expense	875	(2,559)	(12,092)	2,814
Income tax (benefit)	1,913	(3,855)	1,744	(4,648)
Net (loss)/income	(1,038)	1,296	(13,836)	7,462
Less: Net income attributable to non-redeemable non-controlling interest	362	507	2,074	4,536
Net (loss)/income attributable to JMP Group	($1,400)	$789	($15,910)	$2,926

Net (loss)/income attributable to JMP Group per share:
Basic	($0.06)	$0.04	($0.74)	$0.14
Diluted	($0.06)	$0.04	($0.74)	$0.13

Weighted average common shares outstanding:
Basic	21,568	21,071	21,579	21,105
Diluted	21,568	22,018	21,579	21,841

CONTACT:
Investor Relations Contact
JMP Group LLC
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contacts
Dukas Linden Public Relations, Inc.
Zach Leibowitz, 646-722-6528
zach@dlpr.com
or
Alyssa Noud, 646-722-6525
alyssa@dlpr.com